UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the Report:  May 2, 2005

Commission file number 0-16182

AXSYS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-1962029
(State or other jurisdiction of incorporation or organization)	I.R.S Employer Identification Number

175 Capital Boulevard, Suite 103
Rocky Hill, Connecticut	06067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 257-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 5, 2005, the stockholders of Axsys Technologies, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Company’s Amended and Restated Long-Term Stock Incentive Plan (the “Plan”).  The Plan incorporates an amendment to increase the number of shares available under, and make certain other changes in, the existing plan (the “Amendments”).  The Board adopted the Plan with the Amendments, subject to stockholder approval, on March 10, 2005.

The Plan provides for granting stock options, restricted stock, performance units, stock appreciation rights (“SARs”) or a combination of any of the foregoing (“Awards”) to officers, any other key employees of the Company or its subsidiaries.  Non-employee directors may be granted stock options under the Plan.  The Amendments increase the number of shares of the Company’s common stock by 350,000 to 1,550,000 with respect to which Awards authorized under the Plan may be awarded.  The Amendments also provide that (a) shares delivered to satisfy the withholding obligation with respect to a stock option or Award and any shares covering an Award that is ultimately paid in cash will become available again for grants of stock options or Awards under the Plan, (b) the purchase price for stock options will not be less than the fair market value on the date of grant, (c) stock options and SARs will be exercisable no more than 10 years from the date of grant and any grant of stock options or SARs may specify performance objectives as a condition to the exercise of such stock options or SARs, and (d) except as otherwise determined by the Compensation Committee (the “Committee”) at the time of grant, upon a change in control (as defined in the Plan), all outstanding stock options and SARs shall become vested and exercisable, all restrictions on restricted stock shall lapse, all performance goals shall be deemed achieved at target levels and all other terms and conditions met and all performance units shall be delivered as promptly as practicable.  In addition, the Amendments clarify that if an optionee’s employment or directorship terminates due to disability or by the Company for any reason other than for cause and the optionee dies prior to the permissible period of exercise for any outstanding option held by the optionee, the option shall be exercisable for a period of one year following the optionee’s death and shall thereafter terminate.  The Plan also specifically provides that the Committee can alter the dollar amounts and vesting schedules of the stock options granted to directors.  Finally, the Amendments also made certain other technical and clarifying changes, to update the Plan and address recent tax, accounting and other developments.

The description of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Long-Term Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsys Technologies, Inc.

	By:	/s/ David A. Almeida
David A. Almeida
Chief Financial Officer

Date: May 26, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Long-Term Stock Incentive Plan.